UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2004

COINSTAR, INC.

(Exact name of registrant as specified in charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

COINSTAR, INC.

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 943-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, Coinstar, Inc. (the “Company”) entered into Amendment No. 1 to the Credit Agreement, dated as of July 7, 2004, among the Company, as Borrower, Bank of America, N.A., Keybank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Lehman Commercial Paper, Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.

Under the Credit Agreement, the Company is subject, among other things, to limits on the amount it may spend on certain capital expenditures, acquisitions and other investments without the consent of the other parties to the Credit Agreement. The First Amendment provides the Company with additional flexibility by increasing the amounts that the Company is able to use for such purposes. A copy of the first Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

An affiliate of Bank of America, N.A. and an affiliate of JPMorgan Chase Bank are parties to an underwriting agreement with the Company dated December 14, 2004, pursuant to which they purchased shares of the Company’s common stock offered under the Company’s Registration Statement No. 333-120546. In addition, an affiliate of Bank of America, N.A. has an ongoing cash management relationship with the Company, in connection with which it receives customary compensation.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

4.1	First Amendment to the Credit Agreement, dated as of July 7, 2004, among Coinstar, Inc., as Borrower, Bank of America, N.A., Keybank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Lehman Commercial Paper, Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COINSTAR, INC.

By:	/s/ David W. Cole
David W. Cole
Chief Executive Officer

Dated: December 22, 2004

INDEX TO EXHIBITS

4.1	First Amendment to the Credit Agreement, dated as of July 7, 2004, among Coinstar, Inc., as Borrower, Bank of America, N.A., Keybank National Association and Wells Fargo Bank, National Association, as Documentation Agents, Lehman Commercial Paper, Inc., as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent